As filed with the Securities and Exchange Commission on May 28, 2021

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Jaguar Health, Inc.

(Exact name of registrant as specified in its charter)

Delaware	46-2956775
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 Pine Street, Suite 400
San Francisco, California 94104
(Address of principal executive office) (Zip Code)

New Employee Inducement Award Plan

(Full title of the plan)

Lisa A. Conte
Chief Executive Officer and President
Jaguar Health, Inc.
200 Pine Street, Suite 400
San Francisco, California 94104
(415) 371-8300
(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Donald C. Reinke	Jeffrey G. Aromatorio
Reed Smith LLP	Reed Smith LLP
101 Second Street, Suite 1800	Reed Smith Centre, 225 Fifth Avenue
San Francisco, California 94105	Pittsburgh, PA 15222
(415) 543-8700	(412) 288-3364

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common stock, $0.0001 par value per share	48,750	$1.22	$59,475	$
	8,000	1.24	9,920
	49,000	1.84	90,160
	7,000	2.68	18,760
	225,000	1.65	371,250
	162,250	1.6625	269,741
	500,000		819,306	89.39

(1)         Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also includes an indeterminate number of additional shares that may become issuable under the plan set forth herein by reason of any stock split, stock dividend, recapitalization or other similar transactions as provided in the above-referenced plan.

(2)         Estimated in accordance with Rules 457(c) and 457(h)  of the Securities Act solely for the purpose of calculating the registration fee on the basis of the actual option price for shares subject to outstanding stock options and $1.6625 per share, which is the average of the high and low prices of the Registrant’s common stock, as reported on the NASDAQ Capital Market, on May 26, 2021, for shares which may be issued but are not subject to outstanding stock options.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

This Registration Statement pertains to 500,000 shares of common stock, par value $0.0001 per share (the “Common Stock”) of Jaguar Health, Inc. (f/k/a Jaguar Animal Health, Inc.), a Delaware corporation (the “Registrant”).  The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the New Employee Inducement Award Plan as specified by Securities Act Rule 428(b)(1). The document(s) containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the “Commission”) as part of this Form S-8 Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended (the “1933 Act”).  Those documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the 1933 Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                                         Incorporation of Certain Documents by Reference

The following documents of Registrant filed with the Securities and Exchange Commission (File No. 001-36714) are incorporated herein by reference:

(a)         Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 31, 2021;

(b)         Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed with the SEC on May 17, 2021;

(c)          Registrant’s Current Reports on Form 8-K filed on January 8, 2021, January 14, 2021 (as amended on January 14, 2021), January 22, 2021, March 11, 2021, April 8, 2021, April 15, 2021, April 30, 2021, and May 14, 2021;

(d)         Registrant’s definitive proxy statement and definitive additional materials, on Schedule 14A, relating to our Annual Meeting of Stockholders filed on April 13, 2021 and May 17, 2021; and

(e)          The description of Registrant’s common stock contained in Registrant’s Registration Statement on Form 8-A (Registration No. 001-36714) filed with the Commission on October 30, 2014 under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than portions of those documents furnished or otherwise not deemed to be filed), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.  In no event, however, will any information that Registrant discloses under Item 2.02 or 7.01 of any Current Report on Form 8-K that Registrant may from time to time furnish to the Commission be incorporated by reference into, or otherwise become a part of, this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other contemporaneously or subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors, and other corporate agents.

As permitted by Section 102(b)(7) of the Delaware General Corporation Law, the Registrant’s amended and restated certificate of incorporation includes provisions that eliminate the personal liability of its directors and officers for monetary damages for breach of their fiduciary duty as directors and officers.

In addition, as permitted by Section 145 of the Delaware General Corporation Law, the amended and restated certificate of incorporation and amended and restated bylaws of the Registrant provide that:

•                  The Registrant shall indemnify its directors and officers for serving the Registrant in those capacities or for serving other business enterprises at the Registrant’s request, to the fullest extent permitted by Delaware law. Delaware law provides that a corporation may indemnify such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

•                  The Registrant may, in its discretion, indemnify employees and agents in those circumstances where indemnification is permitted by applicable law.

•                  The Registrant is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding, except that such director or officer shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

•                  The Registrant is not obligated pursuant to its amended and restated bylaws to indemnify a person with respect to proceedings initiated by that person, except with respect to proceedings authorized by the Registrant’s board of directors.

•                  The rights conferred in the amended and restated certificate of incorporation and amended and restated bylaws are not exclusive, and the Registrant is authorized to enter into indemnification agreements with its directors, officers, employees, and agents and to obtain insurance to indemnify such persons.

•                  The Registrant may not retroactively amend the bylaw provisions to reduce its indemnification obligations to directors, officers, employees, and agents.

The Registrant has entered into separate indemnification agreements with each of its directors and officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the Delaware General Corporation Law and also to provide for certain additional procedural protections. The Registrant also maintains directors and officers insurance to insure such persons against certain liabilities.

These indemnification provisions and the indemnification agreements entered into between the Registrant and its directors and officers may be sufficiently broad to permit the indemnification of the Registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 7.   Exemption From Registration Claimed.

Not applicable.

Item 8.   Exhibits.

See Exhibit Index immediately following the Signature Pages.

Item 9.   Undertakings.

(a)         Rule 415 offering.

The undersigned registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)      To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “1933 Act”);

(ii)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “1934 Act”) that are incorporated by reference in the registration statement;

(2)  That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  Filings incorporating subsequent 1934 Act Documents by Reference.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Filing of Registration Statement on Form S-8.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 28th day of May, 2021.

JAGUAR HEALTH, INC.

By:	/s/ Lisa A. Conte
	Name:	Lisa A. Conte
	Title:	Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitute and appoint Lisa A. Conte and Carol Lizak, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in their name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lisa A. Conte
Lisa A. Conte	Chief Executive Officer, President, and Director	May 28, 2021
(Principal Executive Officer)

/s/ Carol R. Lizak
Carol R. Lizak	Chief Financial Officer	May 28, 2021
(Principal Financial and Accounting Officer)

/s/ James J. Bochnowski
James J. Bochnowski	Chairman of the Board of Directors	May 28, 2021

/s/ Greg J. Divis
Greg J. Divis	Director	May 28, 2021

/s/ John Micek III		May 28, 2021
John Micek III	Director

/s/ Jonathan B. Siegel		May 28, 2021
Jonathan B. Siegel	Director

EXHIBIT INDEX

Exhibit No.	Description

4.1	Specimen Common Stock Certificate of Jaguar Health, Inc. (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 1, 2018).

5.1	Opinion of Reed Smith LLP.

23.1	Consent of Mayer Hoffman McCann P.C., independent registered accounting firm.

23.2	Consent of Reed Smith LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page hereto).

99.1	Jaguar Health, Inc. New Employee Inducement Award Plan (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 19, 2020.